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                                                                    EXHIBIT 10.2

                        ADDENDUM TO EMPLOYMENT AGREEMENT

         THIS ADDENDUM TO EMPLOYMENT AGREEMENT ("Agreement") is entered into and made effective as of the 19th day of February, 2002 between Clarus Corporation, a Delaware corporation ("Company"), and Steven M. Hornyak, a resident of Georgia ("Employee") (collectively, the "Parties").

         WHEREAS, Employee is employed by the Company and the Parties have previously entered into that certain Employment Agreement between Employee and the Company dated as of April 1, 2001 (the "Employment Agreement"), and the parties desire to modify certain agreements concerning such employment as set forth herein.

         NOW THEREFORE, in consideration of the foregoing, the payment set forth below, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

         1. Payment to Employee. Subject to the provisions below, the Parties acknowledge that the Employee's employment with the Company will continue until the earlier of (i) March 7, 2003, or
               (ii) such time as Employee commences new employment (as defined below). From and after the date hereof and until termination of Employee's employment with the Company, Employee's full time duties will include such services as may be requested by the Chief Executive Officer of the Company from time to time, it being understood that it is not required that Employee perform such duties at the offices of the Company. The Company agrees that in the event that Employee's employment with the Company terminates prior to March 7, 2003, the Company will continue to pay to Employee his current base salary as severance until July 7, 2002, and thereafter until the earlier of: (x) March 7, 2003, or (y) such date on which Employee commences new employment. For purposes of this Agreement, commencement of new employment shall mean that Employee has undertaken contract employment or service as a consultant or independent contractor of greater than 20 hours per week and/or full time employment, but shall specifically not include volunteer work for no compensation. Payments made hereunder shall be payable on a semi-monthly basis in accordance with the Company's regular payroll practices and subject to any and all withholdings pursuant to applicable law, and will be mailed to Employee at his most recent home address as reflected by the Company's personnel/payroll files. Employee will also be paid a prorata portion of any incentive compensation earned by Employee for the first quarter 2002, per Employee's 2001 Compensation Plan, prorated through March 8, 2002, but will not be entitled to any additional incentive compensation after such date.

         2. Stock Options. The parties acknowledge that Employee will have a period of ninety days following the date of the termination of his employment to exercise any Company

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               stock options that are, or become vested prior to the termination of his employment with the Company.

         3. Employee Benefits. The Parties understand and agree that effective with the termination of Employee's employment with the Company, all of Employee's benefits with the Company will terminate, subject only to any notice and continuation requirements established by applicable law. Notwithstanding the foregoing, the Parties acknowledge that Employee may elect to continue under COBRA the medical, dental, and/or other health insurance coverage(s) in which Employee is enrolled as of the date hereof, and the Company will continue to pay that portion of the premiums therefor which is currently paid by the Company until the earlier of (a) March 7, 2003, or (b) the last day of the month in which Employee becomes enrolled and insured under new insurance coverage.

         4. Release and Waiver. As of the date hereof and as of the date of termination of Employee's employment with the Company (which shall be affirmed at such time by Employee's acceptance of any severance payment hereunder), Employee hereby irrevocably and unconditionally releases and forever discharges the Company and each of its employees, agents, directors, officers, shareholders, partners, trustees, predecessors or successors in interest, assigns, attorneys, representatives, and those companies affiliated with or related to the Company or such aforementioned individuals of the Company (and all persons acting by, through, under, or in concert with any of them) from any and all claims, complaints, demands, rights, actions, causes of action of any and every kind, damages, losses, liabilities, obligations, and costs/expenses of any and every kind, whether known or unknown, foreseen or unforeseen, direct or indirect, fixed or contingent, suspected or unsuspected, and whether or not liquidated, that may have existed or accrued or which is based on any action, fact, occurrence or omission at any time on or before the execution of this Agreement. Specifically, Employee acknowledges that such claims or potential claims include (but are not limited to) those that may have arisen from or were related to:

               (a)  his employment with the Company;
               (b)  the cessation of his employment with the Company;
               (c) salary, pay, compensation, commissions/incentive compensation, bonuses of any kind, severance pay, insurance, stock awards and options, employee benefits and/or plans, relocation and other business expenses;
               (d) any contract, tort, wrongful or constructive discharge or workers' compensation theory;
               (e) relating to any alleged violation of or alleged harassment or discrimination on the basis of sex (gender), race, age, color, religion, disability/handicap, national origin, or "protected activity" under the National Labor Relations Act, as amended, Title VII of the Civil Rights Act of 1964 as amended, 42 U.S.C. ss. 2000(e) et seq., the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, as amended, the Americans with Disabilities Act,

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                    the Rehabilitation Act of 1973, the Age Discrimination in
                    Employment Act, the Equal Pay Act, the Family and Medical Leave Act (FMLA), 29 U.S.C. ss. 2611 et seq., Executive Order 11246, the Employee Retirement Income Security Act of 1974 (ERISA), the Veterans' Reemployment Rights Act, 38 U.S.C. ss.ss. 22021-26, the Fair Labor Standards Act, or the Occupational Safety and Health Act, including any amendments and/or revisions to those laws, and any other similar federal, state, or local anti-discrimination laws;

               (f) any other terms and conditions of employment, any employment practices related thereto, or any contract with or contractual obligation of the Company.

               The Employee hereby covenants not to sue the Company (or any other person or entity listed above) on account of any claim released hereby, excluding any claim that may arise out of compliance with or enforcement of this Agreement.

         5. Confidentiality. Employee acknowledges and agrees to keep the existence and terms of this Agreement strictly confidential. Employee further agrees not in any way to reference, use, publish, distribute, or disclose any information or document regarding this Agreement or any of its contents or terms to any entity or person whatsoever (including any current or former employees of the Company), unless compelled by a court of competent jurisdiction.

         6. No Admission of Liability. No part of this Agreement or any action on the part of either Party in resolving the matters set forth herein Party shall be considered or shall constitute an admission by said Party of any wrongful conduct or violation of any law or that said Party was at any time entitled to relief for any action or conduct of the other Party (or any agent or employee thereof). The Parties further agree that they continue by this Agreement to maintain and affirm that their respective conduct (and that of any agent or employee) has not been in any way wrongful or in violation of any law. The Parties also agree that the actions agreed to be undertaken in this Agreement, as well as the fact of resolution itself, shall not have any precedential effect whatsoever.

         7. Non-Disparagement. Employee agrees that he shall not undertake any disparaging or harassing conduct directed at the Company and/or its directors, managers, supervisors, employees, agents, predecessors/successors/assigns, or their respective products/services and that he shall refrain from making any disparaging or harassing statements concerning such entities, individuals, or products/services to any third party. Company agrees that it will not undertake any disparaging or harassing conduct directed at Employee and that it shall provide positive reference information as reasonably requested by Employee.

         8. Affirmation of Protective Covenants. Employee affirms that he remains bound by and agrees that he shall fully comply with all post-termination covenants and obligations contained in the Employment Agreement including, specifically those covenants

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               contained in Paragraphs 5(a), (b), (c) and (d) of said Employment
               Agreement, which Employee acknowledges, by the terms thereof, will survive the cessation and termination of Employee's employment with the Company. All such obligations and covenants contained in said Employment Agreement are hereby incorporated by express reference as if fully set forth herein.

               Employee further acknowledges that by virtue of his position with the Company, Employee has been given an opportunity to participate in strategic planning with respect to competitors of the Company and has been made privy to the Company's marketing strategy, product development, pricing, timing and other matters specifically designed to address market competition. Employee further acknowledges that the use and/or disclosure by him of such secret information and knowledge would be inevitable in the event Employee were to become engaged by such a competitor of the Company in a capacity similar to the capacity in which Employee is employed by the Company. Employee therefore specifically hereby affirms the post-termination restrictive covenants set forth in Section 5(a) of the Employment Agreement and agrees to fully comply with the terms thereof.

         9. Return of Company Property. Employee acknowledges that he has returned to the Company all Company property that he has received in the course of his employment, including but not limited to all confidential information and materials, computer or computer-related equipment and software, office equipment and supplies, files and records, credit cards, keys, and any other computer property in his possession; provided that Employee shall be entitled to retain his laptop computer.

         10. Legality and Severability. The Parties covenant and agree that the provisions contained herein are reasonable and are not known or believed to be in violation of any federal, state, or local law, rule or regulation. In the event a court of competent jurisdiction finds any provision herein (or subpart thereof) to be illegal or unenforceable, the Parties agree that the court shall modify said provision(s) (or subpart(s) thereof) to make said provision(s) (or subpart(s) thereof) and this Agreement valid and enforceable. Any illegal or unenforceable provision (or subpart thereof), or any modification by any court, shall not affect the remainder of this Agreement, which shall continue at all times to be valid and enforceable.

         11. Entire Agreement; Modification; Governing Law. This Agreement (including the continuing and surviving covenants or obligations contained in the Employment Agreement that have been incorporated by express reference as if fully set forth herein pursuant to Paragraph 7 above) constitutes the entire understanding between the Parties regarding the subject matters addressed herein and supersedes any prior oral or written agreements between the Parties. To the extent of any conflict between the provision of Sections 2 and 3 of this Agreement and the terms of the Employment Agreement, the parties agree that this Agreement shall control. This Agreement can only be modified by

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               a writing signed by both Parties, and shall be interpreted in accordance with and governed by the laws of the State of Georgia without regard to the choice of law provisions thereof. Notwithstanding the foregoing, said continuing and surviving covenants and obligations contained in Paragraph 7 hereof and contained in Paragraph 5 of the Employment Agreement shall be governed and enforced in accordance with the laws of the state in which enforcement of such provisions is sought.

         12. Negotiated Agreement. Employee and the Company agree that this Agreement shall be construed as drafted by both of them, as parties of equivalent bargaining power, and not for or against either of them as drafter.

         13. Review and Voluntariness of Agreement. Employee acknowledges Employee has had an opportunity to read, review, and consider the provisions of this Agreement, that Employee has in fact read and does understand such provisions, and that Employee has voluntarily entered into this Agreement.

         14. Attorneys' Fees; Repayment. In the event that either Party breaches this Agreement and the other Party successfully prevails in a claim or action against said Party regarding such breach, the non-prevailing Party in any such claim or action shall pay, in addition to such sums as may be due or such other relief (including any appropriate injunctive relief) to which the prevailing Party may be entitled, reasonable attorneys' fees and related costs of the prevailing Party as to such claim or action. Furthermore, and without limiting any right or remedy available to the Company, Employee agrees that should he breach this Agreement, the Company shall be relieved of any obligation to provide the aforementioned consideration/compensation and shall be entitled to recovery thereof to the extent such has already been provided.

         15. Preamble Incorporation. All of the warranties and representations in the preamble of this Agreement are hereby incorporated into and made a material part of this Agreement.

         16. Non-Waiver. The failure of the Company or Employee to insist upon or enforce strict performance of any provision of this Agreement or to exercise any rights or remedies thereunder will not be construed as a waiver by the Company or Employee to assert or rely upon any such provision, right or remedy in that or any other instance.

         17. Forum; Enforcement. In the event of litigation arising from this Agreement, Employee hereby expressly consents to jurisdiction and venue in any State or Federal Court sitting in Fulton County, State of Georgia, and waives any objections to such jurisdiction and venue. Employee further agrees that if Employee were to breach the provisions of Paragraph 7 hereof or Paragraphs 5 of said Employment Agreement, the Company would be irreparably harmed and therefore, in addition to any other remedies available at law, the Company shall be entitled to equitable relief, including without limitation, specific

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               performance and temporary, preliminary, and/or permanent
               injunctive relief, against any breach or threatened breach thereof, without having to post bond.

         IN WITNESS WHEREOF, the Parties have read, understand, and do voluntarily execute this Addendum to Employment Agreement.

                                       EMPLOYEE

                                       /s/ Steven M. Hornyak
                                       ------------------------------
                                       Steven M. Hornyak

                                       Date:    2/19/02
                                              -----------


                                       COMPANY

                                       Clarus Corporation

                                       By: /s/ Stephen P. Jeffery
                                           --------------------------
                                           Stephen P. Jeffery

                                       Date:     2/20/02
                                              ------------

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